     As filed with the Securities and Exchange Commission on July 13, 1999
                                                  Registration No. _____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                            AIRTRAN HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

                               -----------------

           Nevada                                              58-2189551
(State or other Jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              9955 AirTran Blvd.
                            Orlando, Florida 32827

                         (Address, including zip code,
                 of registrant's principal executive offices)

                        AIRTRAN 1996 STOCK OPTION PLAN
                           (Full title of the plan)

                             Leslie C. Head, Esq.
                              9955 AirTran Blvd.
                            Orlando, Florida 32827
                                (407) 251-5600

           (Name, address, including zip code, and telephone number including area code, of agent for service)

                               -----------------

                                  Copies to:
                           Robert B. Goldberg, Esq.
                Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                                   Suite 400
                           3490 Piedmont Road, N.E.
                            Atlanta, Georgia 30305
                                (404) 233-2800


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                           Proposed          Proposed
                                                           Amount          Maximum           Maximum         Amount of
Title of Securities                                        to be        Offering Price      Aggregate       Registration
to be Registered                                        Registered      Per Share (1)    Offering Price         Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share              5,000,000 shares       $5.83         $29,150,000         $8,103.70
============================================================================================================================

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is equal to the average of the high and low sales prices of the Common Stock as reported on the NASDAQ Stock Market on July 7, 1999.

                               TABLE OF CONTENTS

Item 1:   Plan Information                                                 *
Item 2:   Registrant Information and Employee Plan Annual Information      *
Item 3:   Incorporation of Documents by Reference                          3
Item 4:   Description of Securities                                        3
Item 5:   Interests of Named Experts and Counsel                           3
Item 6:   Indemnification of Directors and Officers                        3
Item 7:   Exemption From Registration Claimed                              4
Item 8:   Exhibits                                                         4
Item 9:   Undertakings                                                     4

* Separately given to participants. Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1:   Plan information

          Omitted.

Item 2:   Registrant Information and Employee Plan Annual Information

          Omitted.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents filed by AirTran Holdings, Inc. (the "Company") with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31,1999.

     (c) The description of the Company's Common Stock set forth in the Company's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          The legality of the Common Stock offered hereby has been passed on for the Company by Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., Atlanta, Georgia. Certain shareholders of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. own 19,513 shares of Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors to the fullest extent allowable by Nevada law. Under current Nevada law, directors would remain liable for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, and (ii) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or nonmonetary relief, such as an injunction, will remain available to a stockholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Company).

     The Company also has the obligation, pursuant to the Company's By-laws, to indemnify any director or officer of the Company for all expenses incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed while acting in the course and scope of the person's duties, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to criminal actions, had no reasonable cause to believe the person's conduct was unlawful, provided that such indemnification is made pursuant to then existing provisions of Nevada Revised Statutes at the time of any such indemnification.

Item 7.   Exemption from Registration Claimed

          Not Applicable.

Item 8.   Exhibits

     4.1   --   AirTran 1996 Stock Option Plan. Incorporated by reference to the
                Registrant's Annual Report on Form 10-K for the year ended
                December 31, 1996, Commission File No. 0-26914, filed with the
                Commission on March 31, 1997.

     4.2   --   Form of Stock Option Agreement under Stock Option Plan.

     5     --   Opinion of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.

     23.1  --   Consent of Ernst & Young LLP.

     23.2  --   Consent of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                (included in Exhibit 5).

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on the 9/th/ day of July, 1999.

                              AIRTRAN HOLDINGS, INC.


                              By: /s/ Joseph B. Leonard
                                  ---------------------------------------------
                                  Joseph B. Leonard, Chairman of the Board and
                                  President (Chief Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Fornaro and Joseph B. Leonard and either of them (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


/s/ Joseph B. Leonard           Chairman of the Board,            July 9, 1999
---------------------------     President (Chief Executive
    Joseph B. Leonard           Officer) and Director

/s/ Robert L. Fornaro           Chief Financial Officer           July 9, 1999
---------------------------
    Robert L. Fornaro

/s/ David W. Lancelot           Vice President,                   July 9, 1999
---------------------------     Controller (principal
    David W. Lancelot           accounting officer)

/s/ Don L. Chapman              Director                          July 9, 1999
---------------------------
    Don L. Chapman

/s/ John K. Ellingboe           Director                          July 9, 1999
---------------------------
    John K. Ellingboe

/s/ Lewis H. Jordan             Director                          July 9, 1999
---------------------------
    Lewis H. Jordan

/s/ Robert L. Priddy            Director                          July 9, 1999
---------------------------
    Robert L. Priddy

                                Director                          July 9, 1999
---------------------------
    Robert D. Swenson